Exhibit 99.1

Energy Focus, Inc. Reports Second Quarter 2018 Financial Results

SOLON, Ohio, August 8, 2018 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in advanced LED retrofit technologies, today announced financial results for its second quarter, which ended June 30, 2018.

Second Quarter 2018 Highlights:

•	Net sales grew to $5.2 million, an 11% increase from $4.7 million in the first quarter of 2018.

•	Gross profit improved by 7.6 points, to 25.1% of net sales, from 17.5% in the first quarter of 2018.

•	Net loss declined to ($1.8) million, a $0.6 million improvement from a net loss of ($2.4) million, in the first quarter of 2018.

•	Introduced three new products and technologies:

◦	Double-Ended Ballast Bypass (DEBB) technology to enable faster, lower cost tubular LED (TLED) retrofits

◦	T5 High-Output tubular LED for high-bay applications

◦	Commercial tube-based fixture family for retrofit and new construction

“Our second quarter results demonstrated solid execution on all fronts. When compared with the first quarter, we grew revenues across all major account categories: commercial, military (excluding the low-margin M1 Intellitube®), key accounts and agencies. Gross margins were up, operating expenses were down again, and our net loss decreased. It was a prolific quarter with three new product introductions, surpassing our commitment of two for all of fiscal 2018, and paving the way to achieve our goal of one per quarter in fiscal 2019,” said Dr. Ted Tewksbury, Chairman, Chief Executive Officer and President.

Second Quarter 2018 Financial Results:

Net sales of $5.2 million for the second quarter of 2018 increased 11% when compared with $4.7 million in the first quarter. Net sales were $6.0 million in the second quarter of 2017. Net sales of commercial products in the second quarter were up 35% to $3.0 million. This compares with $2.2 million in the first quarter of 2018 and $5.2 million in the second quarter of 2017. Net sales of military products of $2.2 million were relatively consistent with the prior quarter, decreasing slightly from $2.5 million. In the first quarter of 2018, there was a $1.3 million spike in low margin M1 Intellitube® that was largely, but not completely, replaced in the second quarter by substantial increases in sales of globe, berth and flood lights to the U.S. Navy. Net sales of military products were $0.8 million in the second quarter of 2017.

Gross profit was $1.3 million, or 25.1% of net sales, for the second quarter, compared with gross profit of $0.8 million, or 17.5%, in the first quarter, and gross profit of $1.5 million, or 25.0%, in the second quarter of 2017. The mix shift away from the high volume, low margin legacy naval product in the second quarter was the primary reason for the sequential gross margin improvement.

Operating loss and net loss were both ($1.8) million for the quarter, with a net loss of ($0.15) per share. This compares with an operating and net loss each of ($2.4) million, or a loss of ($0.20) per share, in the first quarter and an operating loss and net loss each of ($3.1) million, or a loss of ($0.26) per share, in the second quarter of 2017.

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Adjusted EBITDA, as defined under non-GAAP measures in the exhibits to this press release, was a loss of ($1.4) million. This compares with an adjusted EBITDA loss of ($2.1) million in the first quarter and an adjusted EBITDA loss of ($1.7) million in the second quarter of 2017.

Cash and cash equivalents were $8.6 million as of June 30, 2018, compared with $10.2 million at the end of the first quarter and $10.8 million at December 31, 2017. Energy Focus continues to be debt free.

“As a result of our new products and nationwide sales channels, we are seeing increasing interest from a broader range of commercial, industrial and retail customers, and our sales opportunity pipeline has grown significantly over the past 12 months and we expect these opportunities to begin converting to revenue in the coming months. While we continue to face pricing pressures, periodic gross margin headwinds and the potential for volatility arising from customer and project timing on a quarter-to-quarter basis, we believe the financial turnaround is on the right track to deliver higher revenue, improved profitability and shareholder value,” said Dr. Tewksbury.

Earnings Conference Call:

Energy Focus, Inc. will host a conference call and webcast on August 8, 2018 at 11:00 a.m. ET to review the second quarter 2018 financial results, followed by a Q & A session. To participate in the call, please dial 877-407-0784 if calling within the United States, or 201-689-8560 if calling internationally. A replay will be available until August 15, 2018, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 13679779 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet accessible in the Company section of the Energy Focus website, http://investors.energyfocus.com/. To access the recording link, click on “Company” in the top menu bar of the Energy Focus corporate website, then select “Investors” from the dropdown menu.

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our history of operating losses and our ability to effectively implement cost-cutting measures and generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations; (ii) our reliance on a limited number of customers, in particular our historical sales of products for the U.S. Navy, for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (iii) the entrance of new competitors in our target markets; (iv) general economic conditions in the United

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

States and in other markets in which we sell our products; (v) our ability to implement and manage our growth plans to diversify our customer base, increase sales, and control expenses; (vi) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (vii) the timing of large customer orders and significant expenses, and fluctuations between demand and capacity, as we invest in growth opportunities; (viii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as funding resources of our other customers in the public sector and commercial markets; (ix) market acceptance of LED lighting technology; (x) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xi) any delays we may encounter in making new products available or fulfilling customer specifications; (xii) our ability to compete effectively against companies with greater resources, lower cost structures, or more rapid development efforts; (xiii) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xiv) the impact of any type of legal inquiry, claim, or dispute; (xv) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xvi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xvii) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors; (xviii) any flaws or defects in our products or in the manner in which they are used or installed; (xix) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xx) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements, currency fluctuations and potential tariffs and other barriers to international trade; (xxi) our ability to attract and retain qualified personnel, and to do so in a timely manner; and (xxii) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technologies. As the creator of the first UL-verified flicker-free LED products on the U.S. market, Energy Focus products provide extensive energy and maintenance savings, and aesthetics, safety, health and sustainability benefits over conventional lighting. Our customers include U.S. and foreign navies, U.S. federal, state and local governments, healthcare and educational institutions, and Fortune 500 companies.

Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

###

Investor Contact:

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@energyfocus.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,619	$10,761
Trade accounts receivable, less allowances of $20 and $42, respectively	3,369	3,595
Inventories, net	5,739	5,718
Prepaid and other current assets	1,042	596
Assets held for sale	—	225
Total current assets	18,769	20,895

Property and equipment, net	847	1,097
Other assets	147	159
Total assets	$19,763	$22,151

LIABILITIES
Current liabilities:
Accounts payable	$3,021	$1,630
Accrued liabilities	197	130
Accrued payroll and related benefits	393	394
Accrued sales commissions	167	124
Accrued restructuring - short-term	93	170
Accrued warranty reserve	196	174
Deferred revenue	12	5
Total current liabilities	4,079	2,627

Other liabilities	176	232
Total liabilities	4,255	2,859

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2017 and 2016
Issued and outstanding: no shares in 2018 and 2017	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2018 and 2017
Issued and outstanding: 12,047,272 at June 30, 2018 and 11,868,896 at December 31, 2017	1	1
Additional paid-in capital	127,906	127,493
Accumulated other comprehensive income (loss)	(1)	2
Accumulated deficit	(112,398)	(108,204)
Total stockholders’ equity	15,508	19,292
Total liabilities and stockholders’ equity	$19,763	$22,151

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net sales	$5,172	$4,659	$6,011	$9,831	$10,117
Cost of sales	3,876	3,843	4,510	7,719	8,055
Gross profit	1,296	816	1,501	2,112	2,062

Operating expenses:
Product development	673	629	763	1,302	1,534
Selling, general, and administrative	2,421	2,647	2,778	5,068	6,409
Restructuring (credits) expenses	3	(50)	1,060	(47)	1,734
Total operating expenses	3,097	3,226	4,601	6,323	9,677
Loss from operations	(1,801)	(2,410)	(3,100)	(4,211)	(7,615)

Other expenses (income):
Interest expense	1	1	—	2	—
Other (income) expenses	2	(21)	14	(19)	21

Loss from operations before income taxes	(1,804)	(2,390)	(3,114)	(4,194)	(7,636)
Provision for income taxes	—	—	—	(115)	27
Net loss	$(1,804)	$(2,390)	$(3,114)	$(4,079)	$(7,675)

Net loss per share - basic and diluted:	$(0.15)	$(0.20)	$(0.26)	$(0.34)	$(0.65)

Weighted average shares used in computing net loss per share:
Basic and diluted	11,949	11,900	11,791	11,925	11,755

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(1,804)	$(2,390)	$(3,114)	$(4,194)	$(7,636)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	143	151	171	294	348
Stock-based compensation	235	195	226	430	433
Stock-based compensation reversal	—	—	(1)	—	(270)
Provision for doubtful accounts receivable	11	(22)	1	(11)	1
Provision for slow-moving and obsolete inventories and valuation reserves	78	(487)	(433)	(409)	(271)
Provision for warranties	48	(33)	31	15	44
(Gain) loss on dispositions of property and equipment	4	(19)	96	(15)	104
Changes in operating assets and liabilities:
Accounts Receivable	171	66	(874)	237	2,180
Inventories	(209)	597	973	388	1,839
Prepaid and other assets	(161)	(274)	(8)	(435)	(122)
Accounts payable	73	1,398	1,474	1,471	(175)
Accrued and other liabilities	(132)	53	111	(79)	359
Deferred revenue	(14)	22	(156)	8	18
Total adjustments	247	1,647	1,611	1,894	4,488
Net cash used in operating activities	(1,557)	(743)	(1,503)	(2,300)	(3,148)

Cash flows from investing activities:
Acquisitions of property and equipment	—	(57)	(86)	(57)	(115)
Proceeds from the sale of property and equipment	(4)	244	72	240	72
Net cash (used in) provided by investing activities	(4)	187	(14)	183	(43)

Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock purchase plan purchases	21	—	29	21	105
Common stock withheld in lieu of income tax withholding on vesting of restricted stock units	(7)	(32)	(3)	(39)	(49)
Net cash provided by (used in) financing activities	14	(32)	26	(18)	56

Effect of exchange rate changes on cash	(6)	(1)	8	(7)	(7)

Net decrease in cash and cash equivalents	(1,553)	(589)	(1,483)	(2,142)	(3,142)
Cash and cash equivalents at beginning of year	10,172	10,761	14,970	10,761	16,629
Cash and cash equivalents at end of period	$8,619	$10,172	$13,487	$8,619	$13,487

Classification of cash and cash equivalents:
Cash and cash equivalents	8,277	9,830	13,145	8,277	13,145
Restricted cash held	342	342	342	342	342
Cash and cash equivalents at end of period	$8,619	$10,172	$13,487	$8,619	$13,487

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Products
(In thousands)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Commercial products	$2,972	$2,205	$5,178	$5,177	$8,257
Military maritime products	2,200	2,454	833	4,654	1,860
Total net sales	$5,172	$4,659	$6,011	$9,831	$10,117

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, we may provide certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, for the three and six months ended June 30, 2018 and 2017, include adjustments for our restructuring expenses, and for depreciation and stock compensation expenses that do not have a current period impact on cash flow.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess cash flow performance of the operations of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items which do not have a current period cash flow impact. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Total operating expenses	$3,097	$3,226	$4,601	$6,323	$9,677
Less: Restructuring	(3)	50	(1,060)	47	(1,734)
Operating expenses, excluding restructuring	$3,094	$3,276	$3,541	$6,370	$7,943

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2016
Net loss	$(1,804)	$(2,390)	$(3,114)	$(4,194)	$(7,636)
Restructuring credits (expenses)	(3)	50	(1,060)	47	(1,734)
Net loss, excluding restructuring	(1,801)	(2,440)	(2,054)	(4,241)	(5,902)
Depreciation	143	151	171	294	348
Stock-based compensation	235	195	226	430	433
Adjusted EBITDA	$(1,423)	$(2,094)	$(1,657)	$(3,517)	$(5,121)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877